UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2008

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On February 12, 2008, the Company issued a press release reporting that it anticipates incurring a charge in its Telecommunications Services segment for the first quarter of its 2008 fiscal year that ended January 27, 2008, which it estimates will not exceed $12.0 million on an after tax basis.

The Company traditionally reports approximately break even results for the first quarter of its fiscal years and, therefore, will report a pre-tax loss for the first quarter of its 2008 fiscal year. The Company has not yet determined whether any of the charge relates to its prior fiscal year which ended October 28, 2007.

The estimate is based on the Company’s present analysis of the information available to it, and is preliminary.

A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of Volt Information Sciences, Inc. dated February 12, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	February 12, 2008	By:	/s/ Jack Egan
Jack Egan, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Volt Information Sciences, Inc. dated February 12, 2008.